                                              AMENDED AND RESTATED
                                           INVESTMENT ADVISORY AGREEMENT

     THIS AMENDED AND RESTATED  AGREEMENT  made the 1st day of January  2005, by and between Oppenheimer  Limited-Term  Government Fund, a Massachusetts business trust (the "Fund"), and OppenheimerFunds, Inc. ("OFI").

     WHEREAS, the Fund is an open-end, diversified management investment company
registered  as  such  with  the   Securities   and  Exchange   Commission   (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company Act"), and OFI is a registered investment adviser;

     WHEREAS,  the Fund wishes to employ OFI as  investment  adviser of the Fund for  that  series  of the  Fund's  shares  called  the  U.S.  Government  Series
(hereinafter,  the term "Fund" shall refer to the Fund and such  series,  as the context may require) on the terms and conditions set forth below;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provision.

     (a) The Fund  hereby  employs OFI and OFI hereby  undertakes  to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and the Fund's Board of Trustees the benefit of its best judgment,  effort, advice and  recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions  of the  Investment
Company Act and any rules or regulations  thereunder;  (ii) any other applicable provisions of state or Federal law; (iii) the  provisions of the  Declaration of
Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and determinations  of the  Board  of  Trustees  of the  Fund;  (v) the  fundamental policies  and  investment  restrictions  of the Fund as  reflected in the Fund's registration statement under the Investment Company Act or as such policies may, from  time to  time,  be  amended  by the  Fund's  shareholders;  and  (vi)  the
Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with  respect to any matters  dealing  with the business and affairs of the Fund  including  the  valuation  of portfolio  securities  of the Fund which securities  are  either  not  registered  for  public  sale or not traded on any securities market.

     (b) At its  option,  OFI may  appoint a  subadviser  to perform all or such responsibilities  of OFI under this  Agreement  as shall be  delegated by OFI to such subadviser,  provided,  however, that the appointment of any subadviser and the  assumption  by such  subadviser  of any  responsibilities  of OFI  shall be subject to the approval of the Board of Trustees of the Fund, and, to the extent necessary,  the  shareholders of the Series.  OFI agrees to give the Fund prompt written notice of the termination of, or any notice to terminate, any subadviser agreement.

2.       Investment Management.

     (a) OFI shall,  subject to the direction and control by the Fund's Board of
Trustees,  (i) regularly provide  investment advice and  recommendations  to the
Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the
Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii)  arrange,  subject to the provisions of paragraph 6 hereof, for the purchase of securities and other investments for the
Fund  and the  sale of  securities  and  other  investments  held in the  Fund's portfolio.

     (b)  Provided  that the Fund shall not be required to pay any  compensation other  than as  provided  by the  terms of this  Agreement  and  subject  to the provisions  of  paragraph  6  hereof,  OFI may  obtain  investment  information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     (c)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or  reckless  disregard  of  its  obligations  and  duties  under  this
Agreement,  OFI  shall not be liable  for any loss  sustained  by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI or any of its  directors,  officers,  stockholders  or employees  from buying,  selling or trading any  securities for its or their own account or for the account of others for whom it or they may be acting, provided that  such  activities  will  not  adversely  affect  or  otherwise  impair  the performance by OFI of its duties and obligations under this Agreement.

3.       Other Duties of OFI.

     OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical personnel as shall be required to provide effective administration  for the Fund,  including the compilation and maintenance of such records with  respect to its  operations  as may  reasonably  be  required;  the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to operations of the Fund for its  shareholders;  composition of proxy  materials for meetings of the Fund's shareholders;  and the composition of such registration statements as may be required by Federal and state securities laws for continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense,  also provide the
Fund with adequate office space, facilities and equipment. OFI shall, at its own expense, provide such officers for the Fund as the Fund's Board may request.

4.       Allocation of Expenses.

     All other costs and expenses of the Fund not expressly assumed by OFI under this  Agreement,  or to be paid by the  Distributor  of the  shares of the Fund, shall be paid by the Fund,  including,  but not  limited  to: (i)  interest  and taxes;  (ii) brokerage  commissions;  (iii) insurance  premiums for fidelity and other coverage  requisite to its operations;  (iv)  compensation and expenses of its trustees other than those  associated or affiliated  with OFI; (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and  expenses;  (vii)
expenses  incident to the redemption of its shares;  (viii) expenses incident to the  issuance  of its shares  against  payment  therefor  by or on behalf of the subscribers thereto including without limitation the cost of share certificates;
(ix) fees and  expenses,  other than as  hereinabove  provided,  incident to the registration  under  Federal  law of shares of the Fund for public  sale and for qualifying  additional  shares of the Fund for sale under the securities laws of the various states after the initial  registration  of the Fund's shares in such states;  (x)  expenses  of  printing  and  mailing  reports,  notices  and proxy materials to  shareholders  of the Fund;  (xi) except as noted above,  all other expenses  incidental  to  holding  meetings  of the Fund's  shareholders;  (xii)
expenses  incurred in connection with the valuation of portfolio  securities and the calculation of its net asset value; (xiii) membership dues in the Investment
Company  Institute  or any similar  organization;  and (xiv) such  extraordinary non-recurring  expenses as may arise,  including litigation,  affecting the Fund and any  legal  obligation  which  the Fund may have (on  behalf of the Fund) to indemnify  its  officers  and trustees  with  respect  thereto.  Any officers or employees  of OFI or any  entity  controlling,  controlled  by or  under  common control with OFI who also serve as  officers,  trustees or employees of the Fund shall not receive any compensation from the Fund for their services.

5.       Compensation of OFI.

     (a)  The  Fund  agrees  to pay  OFI  and  OFI  agrees  to  accept  as  full compensation  for the  performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each  business day and payable  monthly at the following annual rate:

                  0.500% of the first $100 million of net assets;
                  0.450% of the next $150 million;
                  0.425% of the next $250 million; and
                  0.400% of the net assets in excess of $500 million

     (b) OFI's  compensation for any fiscal year of the Fund shall be reduced by the amount,  if any, by which the Series'  expenses  for such fiscal year exceed the most stringent  applicable expense  limitation  prescribed by any statute or regulatory  authority  of any  jurisdiction  in which  the  Series'  shares  are qualified for offer and sale, as such limitation is set forth in the most recent notice  thereof  furnished by OFI to the Series.  For purposes of this paragraph there shall be excluded from the computation of the Series'  expenses any amount borne  directly or  indirectly  by the Series  which is permitted to be excluded from the computation of such limitation by such statute or regulatory authority.
If for  any  month  the  expenses  of  the  Series  properly  included  in  such calculation  exceed  1/12 of the  amount  permitted  annually  by  such  expense limitation, the payment to OFI for that month shall be reduced or eliminated, as necessary, and, if necessary, OFI shall reimburse the Fund for the amount of its fee which  exceeds such  limitation.  Such  computations  and payments  shall be adjusted at the end of the Fund's  fiscal year so that the aggregate fee payable to OFI for the year is equal to the fee  calculated  under  subparagraph  (a) of this  section,  reduced by the amount  required so that such fee does not exceed such expense limitation on an annual basis.

6.       Portfolio Transactions and Brokerage.

     (a) OFI is  authorized,  in  arranging  the purchase and sale of the Fund's portfolio  securities,  to employ or deal with such  members  of  securities  or
commodities  exchanges,   brokers  or  dealers  (hereinafter   "broker-dealers")
including "affiliated" broker-dealers (as that term is defined in the Investment
Company Act), as may, in its best judgment,  implement the policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt  and  reliable execution  at the  most  favorable  security  price  obtainable)  of the  Fund's portfolio  transactions as well as to obtain,  consistent with the provisions of subparagraph (c) of this paragraph 6, the benefit of such investment information or research as will be of  significant  assistance to the  performance by OFI of its investment management functions.

     (b)  OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors and  considerations including,  insofar as  feasible,  the  execution  capabilities  required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio  transactions by  participating  therein for its own account; the importance to the Fund of speed, efficiency or confidentiality;
the broker-dealer's apparent familiarity with sources from or to whom particular securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related  transactions of the
Fund.

     (c) OFI shall have  discretion,  in the  interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers,  other than an
affiliated   broker-dealer,   qualified   to  obtain  best   execution  of  such
transactions who provide  brokerage  and/or research  services (as such services are defined in Section 28(e)(3) of the Securities  Exchange Act of 1934) for the
Fund and/or other accounts for which OFI or its affiliates exercise  "investment discretion"  (as that term is  defined  in Section  3(a)(35)  of the  Securities
Exchange  Act of 1934)  and to  cause  the  Fund to pay  such  broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such  transaction  would have charged for  effecting  that  transaction,  if OFI determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such  broker-dealer,
viewed  in  terms  of  either  that   particular   transaction  or  the  overall
responsibilities  of OFI or its  affiliates  with  respect to the accounts as to which they exercise investment discretion.  In reaching such determination,  OFI will not be required to place or attempt to place a specific dollar value on the
brokerage  and/or  research   services   provided  or  being  provided  by  such
broker-dealer.  In  demonstrating  that  such  determinations  were made in good faith,  OFI shall be prepared to show that all  commissions  were  allocated for purposes  contemplated by this Agreement and that the total  commissions paid by the Fund over a  representative  period  selected  by the Fund's  trustees  were reasonable in relation to the benefits to the Fund.

     (d)  OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any  particular portfolio  transactions  or to  select  any  broker-dealer  on the  basis of its purported  or "posted"  commission  rate but will,  to the best of its  ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies  of the  Fund as  established  by the  determinations  of the  Board of
Trustees of the Fund and the provisions of this paragraph 6.

     (e) The Fund recognizes that an affiliated broker-dealer (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act; (ii) may be a major  recipient of brokerage  commissions  paid by the Fund; and (iii) may effect  portfolio  transactions  for the Fund only if the  commissions,  fees or other remuneration received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or order adopted under the
Investment   Company  Act  for  determining   the  permissible   level  of  such
commissions.

7.       Duration.

     This  Agreement  will take effect on the date first set forth  above.  This
Agreement  shall  continue  in  effect  from  year  to  year,  so  long  as such continuance shall be approved at least annually by the Fund's Board of Trustees, including  the  vote of the  majority  of the  trustees  of the Fund who are not parties to this Agreement or "interested  persons" (as defined in the Investment
Company  Act) of any such  party,  cast in person at a  meeting  called  for the purpose  of voting on such  approval,  or by the  holders  of a  "majority"  (as defined in the Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

8.       Disclaimer of Shareholder and Trustee Liability.

     OFI understands and agrees that this Agreement is executed and delivered by the Fund by its duly authorized  officer,  and OFI is expressly put on notice of the  limitation  of  shareholder  and Trustee  liability set forth in the Fund's
Declaration of Trust which is on file with the Secretary of the  Commonwealth of
Massachusetts, and that this Agreement has been executed by and on behalf of the
Fund by its officer as such officer and not individually, and the obligations of the Fund under this Agreement are not binding upon any  shareholder,  officer or
Trustee of the Fund  individually,  but bind only the assets and property of the
Fund or a particular series of the Fund.

9.       Termination.

     This  Agreement may be terminated:  (i) by OFI at any time without  penalty upon sixty days'  written  notice to the Fund (which notice may be waived by the
Fund);  or (ii) by the Fund at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI) provided that such termination by the Fund shall be  directed  or  approved by the vote of a majority of all of the  trustees  of the Fund  then in office  or by the vote of the  holders  of a
"majority" of the outstanding  voting  securities of the Fund (as defined in the
Investment Company Act).

10.      Assignment or Amendment.

     This  Agreement  may not be amended or the  rights of OFI  hereunder  sold,
transferred,   pledged  or  otherwise  in  any  manner  encumbered  without  the affirmative  vote or written  consent  of the  holders  of a  "majority"  of the outstanding  voting  securities of the Fund. This Agreement shall  automatically and immediately  terminate in the event of its  "assignment,"  as defined in the
Investment Company Act.

11.      Definitions.

     The terms and provisions of this Agreement shall be interpreted and defined in a manner  consistent  with the  provisions and  definitions  contained in the
Investment Company Act.

                                   Oppenheimer Limited-Term Government Fund

                                   By: /s/ Robert G. Zack
                                           Robert G. Zack
                                           Secretary

                                    OppenheimerFunds, Inc.

                                     By: /s/ John V. Murphy
                                             John V. Murphy
                                             Chairman, President, Chief Executive
                                             Officer & Director